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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 33-97398, 333-25643 and 333-18061) and on Form S-8/S-3 (No. 333-20253) of our report dated February 15, 2001, appearing on page F-28 of this Form 10-K relating to the consolidated financial statements of Redwood Trust, Inc. and subsidiary, and our report dated February 15, 2001, appearing on page F-42 of this Form 10-K relating to the consolidated financial statements of RWT Holdings, Inc. and subsidiaries.





PricewaterhouseCoopers LLP
San Francisco, California
March 27, 2001